PLEDGE AND SECURITY AGREEMENT

                           Dated as of August 18, 2003




                                      among



                       Foamex L.P. and Each Other Grantor

                         From Time to Time Party Hereto



                                       and



                              BANK OF AMERICA, N.A.
                             as Administrative Agent

                          PLEDGE AND SECURITY AGREEMENT

     PLEDGE AND SECURITY AGREEMENT, dated as of August 18, 2003, by Foamex L.P. ("Foamex"), each of the other entities listed on the signature pages hereof and each entity that, after the date hereof, becomes a party hereto by executing a joinder agreement in substantially the form of Annex 4 (a "Joinder Agreement") (each of the foregoing, including Foamex, a "Grantor" and, collectively, the "Grantors") in favor of Bank of America, N.A., as administrative agent (in such capacity, the "Administrative Agent") for the financial institutions (the "Lenders") from time to time party to the Credit Agreement referred to below.

                              W I T N E S S E T H:

     WHEREAS, pursuant to that certain Credit Agreement, dated as of the date hereof (as from time to time amended, amended and restated, supplemented or otherwise modified, the "Credit Agreement"), by and among the Grantors, the Lenders, the Administrative Agent, Banc of America Securities LLC and GECC Capital Markets Group, Inc., as co-lead arrangers, Banc of America Securities LLC, as sole book manager, General Electric Capital Corporation, as syndication agent, and Congress Financial Corporation (Central) and Bank One, N.A., as co-documentation agents, the Lenders have agreed to make Loans and to issue or cause the issuance of Letters of Credit and Credit Support on behalf of the Borrowers;

     NOW, THEREFORE, in consideration of the premises and to induce the Lenders and the Administrative Agent to enter into the Credit Agreement and the other Loan Documents and to induce the Lenders to make Loans and issue or cause the issuance of Letters of Credit and Credit Support as provided in the Credit Agreement, each Grantor hereby agrees with the Administrative Agent as follows:

1.   ARTICLE DEFINED TERMS

1.1  Section Definitions.

     (a) Unless otherwise defined herein, terms have the meanings given to them in the Credit Agreement or in Annex A thereto. All other undefined terms contained herein, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are used or defined therein.

     (b) Terms used herein that are defined in the UCC have the meanings given to them in the UCC, including the following which are capitalized herein:

     "Account Debtor"
     "Chattel Paper"
     "Commercial Tort Claim"
     "Commodity Account"
     "Commodity Intermediary"
     "Deposit Account"

     "Documents"
     "Entitlement Holder"
     "Entitlement Order"
     "Financial Asset"
     "Instruments"
     "Investment Property"
     "Letter of Credit Right"
     "Proceeds"
     "Securities Account"
     "Securities Intermediary"
     "Security"
     "Security Entitlement"

     (c) The following terms shall have the following meanings:

     "Additional Pledged Collateral" means all shares of, limited and/or general partnership interests in, and limited liability company interests in, and all securities convertible into, and warrants, options and other rights to purchase or otherwise acquire, stock of, either (i) any Person that, after the date of this Agreement, as a result of any occurrence, becomes a direct Subsidiary of any Grantor or (ii) any issuer of Pledged Stock, any Partnership or any LLC that are acquired by any Grantor after the date hereof; all certificates or other instruments representing any of the foregoing; all Security Entitlements of any Grantor in respect of any of the foregoing; all additional indebtedness from time to time owed to any Grantor by any obligor on the Pledged Notes and the instruments evidencing such indebtedness; and all interest, cash, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing, provided, that, in no event shall Additional Collateral include any Excluded Equity. Additional Pledged Collateral may be General Intangibles or Investment Property.

     "Agreement" means this Pledge and Security Agreement, as amended, amended and restated, supplemented or otherwise modified from time to time.

     "Approved Securities Intermediary" means a Securities Intermediary or Commodity Intermediary selected or approved by the Administrative Agent and with respect to which a Grantor has delivered to the Administrative Agent an executed Control Account Agreement.

     "Collateral" has the meaning specified in Section 2.1.

     "Control Account" means a Securities Account or Commodity Account maintained by any Grantor with an Approved Securities Intermediary, which account is the subject of an effective Control Account Agreement, and includes all Financial Assets held therein and all certificates and instruments, if any, representing or evidencing the Financial Assets contained therein.

     "Control Account Agreement" means a letter agreement substantially in the form of Annex 2 (with such changes as may be agreed to by the Administrative Agent), or in such other form as is reasonably acceptable to the Administrative Agent, executed by the relevant Grantor, the Administrative Agent and the relevant Approved Securities Intermediary.

     "Copyright Licenses" means any written agreement naming any Grantor as licensor or licensee granting any right under any Copyright, including the grant of rights to copy, publicly perform, create derivative works, manufacture, distribute, exploit and sell materials derived from any Copyright.

     "Copyrights" means (a) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any foreign counterparts thereof and (b) the right to obtain all renewals thereof.

     "Excluded Equity" means, collectively, (i) any Voting Stock or similar equity interest of any direct Subsidiary of any Grantor, which Subsidiary is not organized under the laws of a State within the United States, in excess of 65% of the total outstanding Voting Stock or similar equity interest of such Subsidiary and (ii) any stock or similar equity interest of any indirect Subsidiary of any Grantor, which Subsidiary is not organized under the laws of a State within the United States; provided, that, notwithstanding the foregoing, the Voting Stock or similar equity interest of Foamex Canada or any other Canadian Subsidiary shall not constitute "Excluded Equity". For the purposes of this definition "Voting Stock" means, as to any issuer, the issued and outstanding shares of each class of capital stock or other ownership interests of such issuer entitled to vote (within the meaning of Treasury Regulations ss. 1.956-2(c)(2)).

     "Excluded Property" means Special Property except and to the extent such property is of a type described in Section 9-407(a) or 9-408(a) of the UCC, and except for any Proceeds, substitutions or replacements of any Special Property (unless such Proceeds, substitutions or replacements would constitute Special Property).

     "Foamex   International"   means  Foamex  International  Inc.,  a  Delaware
corporation.

     "FMXI" means FMXI, Inc., a Delaware corporation.

     "Intellectual Property" means, collectively, all rights, priorities and privileges of any Grantor relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses and trade secrets, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

     "Intercompany Note" means any promissory note evidencing loans made by any Grantor to any of its Subsidiaries or another Grantor.

     "Intercreditor   Agreements"  means,   collectively,   the  Senior  Lenders
Intercreditor Agreement and the Senior Secured Note Intercreditor Agreement.

     "Lockbox Agreement" means a lockbox agreement substantially in the form of Annex 1 attached hereto (with such changes as may be agreed to by the Administrative Agent) or in such other form as is reasonably acceptable to the Administrative Agent.

     "Lockbox Bank" means each bank selected or approved by the Administrative Agent and with respect to which a Grantor has delivered to the Administrative Agent an executed Lockbox Agreement.

     "LLC" means each limited liability company in which a Grantor has an interest, including those set forth on Schedule 2.

     "LLC Agreement" means each operating agreement with respect to an LLC, as each agreement has heretofore been and may hereafter be amended, restated, supplemented or otherwise modified from time to time.

     "Partnership" means each partnership in which a Grantor has an interest, including those set forth on Schedule 2.

     "Partnership Agreement" means each partnership agreement governing a Partnership, as each such agreement has heretofore been and may hereafter be amended, restated, supplemented or otherwise modified.

     "Patents" means (a) all letters patent of the United States, any other country or region of the world or any political subdivision thereof and all reissues and extensions thereof, (b) all applications for letters patent of the United States or any other country or region of the world and all divisions, continuations and continuations-in-part thereof, and (c) all rights to obtain any reissues or extensions of the foregoing.

     "Patent Licenses" means all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, have made, use, import, sell or offer for sale any invention covered in whole or in part by a Patent.

     "Payment Account" means each bank account established pursuant to this Agreement to which the proceeds of Accounts and other Collateral are deposited or credited and which is maintained in the name of the Administrative Agent or the applicable Grantor, as the Administrative Agent may determine, on terms acceptable to the Administrative Agent, which account (if not a Working Fund Account) shall be subject to an effective Lockbox Agreement.

     "Pledged Collateral" means, collectively, the Pledged Notes, the Pledged Stock, the Pledged Partnership Interests, the Pledged LLC Interests, any other Investment Property (other than Excluded Equity) of any Grantor having a market value in excess of $100,000, all certificates or other instruments representing any of the foregoing and all Security Entitlements of any Grantor in respect of any of the foregoing. Pledged Collateral may be General Intangibles or Investment Property.

     "Pledged LLC Interests" means all right, title and interest of any Grantor as a member of any LLC and all right, title and interest of any Grantor in, to and under any LLC Agreement to which it is a party.

     "Pledged  Notes" means all right,  title and interest of any Grantor in any
Instruments  evidencing  Indebtedness  owed  to  such  Grantor,   including  all
Indebtedness described on Schedule 2 issued by the obligors named therein.

     "Pledged Partnership Interests" means all right, title and interest of any Grantor as a limited and/or general partner in all Partnerships and all right, title and interest of any Grantor in, to and under any Partnership Agreements to which it is a party.

     "Pledged Stock" means the shares of capital stock owned by each Grantor, including all shares of capital stock listed on Schedule 2; provided, however, that Pledged Stock shall not include any Excluded Equity.

     "Secured Parties" means the Lenders, the Bank, the Administrative Agent and any other holder of any of the Obligations.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Significant   Intellectual  Property"  means  each  item  of  Intellectual
Property owned by or licensed to a Grantor that is most significant to such Grantor's business.

     "Special Property" means:

     (a) any permit, lease, license, contract or other agreement held by any Grantor that validly prohibits the creation by such Grantor of a security interest therein;

     (b) any permit, lease, license contract or other agreement held by any Grantor to the extent that any Requirement of Law applicable thereto prohibits the creation of a security interest therein; and

     (c) Equipment owned by any Grantor that is subject to a purchase money Lien or a Capital Lease if the contract or other agreement in which such Lien is granted (or in the documentation providing for such Capital Lease) validly prohibits the creation of any other Lien on such Equipment;

in each case only to the extent, and for so long as, such permit, lease, license, contract or other agreement, or Requirement of Law applicable thereto, validly prohibits the creation of a Lien in such property in favor of the Administrative Agent (and upon the termination of such prohibition (howsoever occurring) such permit, lease, license, contract or other agreement or equipment shall cease to be "Special Property").

     "Trademark License" means any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark.

     "Trademarks" means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, and (b) the right to obtain all renewals thereof.

     "UCC" means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Administrative Agent's and the Secured Parties' security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

     "Vehicles" means all vehicles covered by a certificate of title law of any state.

     "Working Fund Accounts" means those Deposit Accounts identified as "Working Fund Accounts" on Schedule 6 hereto.

1.2  Section Certain Other Terms.

     (a) The words "herein," "hereof," "hereto" and "hereunder" and similar words refer to this Agreement as a whole and not to any particular Article, Section, subsection or clause in this Agreement.

     (b) References herein to an Annex, Schedule, Article, Section, subsection or clause refer to the appropriate Annex or Schedule to, or Article, Section, subsection or clause in this Agreement.

     (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

     (d) Where the context requires, provisions relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.

     (e) Any reference in this Agreement to a Loan Document shall include all appendices, exhibits and schedules thereto, and, unless specifically stated otherwise, all amendments, restatements, supplements or other modifications thereto, and as the same may be in effect at any and all times such reference becomes operative.

     (f) The term "including" means "including without limitation" except when used in the computation of time periods.

     (g) The terms "Lender," "Administrative Agent" and "Secured Party" include their respective successors and assigns, so long as such succession or assignment does not violate any provision of the Credit Agreement.

     (h) References in this Agreement to any statute shall be to such statute as amended or modified and in effect from time to time.

2.   ARTICLE GRANT OF SECURITY INTEREST

2.1 Section Collateral. For the purposes of this Agreement, all of the following property now owned or at any time hereafter acquired by a Grantor or in which a Grantor now has or at any time in the future may acquire any right, title or interests is collectively referred to as the "Collateral":

     (a) all Accounts;

     (b) all Chattel Paper;

     (c) all money, cash, cash equivalents, securities and other property of any kind of such Grantor held directly or indirectly by the Administrative Agent or any Lender;

     (d) all Deposit Accounts;

     (e) all Documents;

     (f) all Equipment;

     (g) all General Intangibles, including, without limitation Intellectual Property;

     all Instruments;

     (h) all Inventory;

     (i) all Investment Property;

     (j) all Letter of Credit Rights;

     (k) all of such Grantor's deposit accounts, credits and balances with and other claims against the Administrative Agent or any Lender or any of their Affiliates or any other financial institution with which such Grantor maintains deposits, including any Payment Accounts;

     (l) all Vehicles;

     (m) all Supporting Obligations;

     (n) the Commercial Tort Claims described on Schedule 7 (Commercial Tort Claims) and on any supplement thereto received by the Administrative Agent pursuant to Section 4.12 (Notice of Commercial Tort Claims);

     (o) all books, records and other property pertaining to or referring to any of the other property described in this Section 2.1, including books, records, account ledgers, data processing records, computer software and other property at any time evidencing or related to any of the foregoing;

     (p) all other goods and personal property of such Grantor whether tangible or intangible wherever located;

     (q) all property of any Grantor held by the Administrative Agent or any other Secured Party, including all property of every description, in the possession or custody of or in transit to the Administrative Agent or such Secured Party for any purpose, including safekeeping, collection or pledge, for the account of such Grantor or as to which such Grantor may have any right or power; and

     (r) to the extent not otherwise included, all accessions to, substitutions for and replacements, products and Proceeds of the foregoing, including, but not limited to, proceeds of any insurance policies, claims against third parties, and condemnation or requisition payments with respect to all or any of the foregoing;

     provided, however, that Collateral shall not include any Excluded Equity.

2.2 Section Grant of Security Interest in Collateral. Each Grantor, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations of such Grantor, hereby collaterally assigns, mortgages, pledges and hypothecates to the Administrative Agent for the benefit of the Secured Parties, and grants to the Administrative Agent for the benefit of the Secured Parties a lien on and security interest in, all of its right, title and interest in, to and under the Collateral of such Grantor; provided, however, that the foregoing grant of a security interest shall not include a security interest in Excluded Property and provided, further, that if and when the prohibition which prevents the granting by such Grantor to the Administrative Agent of a security interest in such Excluded Property is removed or otherwise terminated, the Administrative Agent will be deemed to have, and at all times from and after the date hereof to have had, a security interest in such Excluded Property, as the case may be.

     Notwithstanding anything in this Section 2.2 to the contrary, the Collateral collaterally assigned, mortgaged, pledged and hypothecated by FMXI and Foamex International to the Administrative Agent for the benefit of the Secured Parties hereunder shall be limited only to the following:

     (a) all Pledged Partnership Interests now owned or hereafter acquired by FMXI or Foamex International in Foamex as a result of exchange offers, direct investments or contributions or otherwise;

     (b) FMXI's and Foamex International's Accounts, General Intangibles and other rights to payment or reimbursement, now existing or hereafter arising or acquired, from its ownership of Pledged Partnership Interests of Foamex;

     (c) all Investment Property now owned or hereafter acquired by FMXI or Foamex International relating to its Pledged Partnership Interests of Foamex; and

     (d) the Proceeds of and from any and all of the foregoing.

2.3 Section Accounts. The Administrative Agent may establish one or more Deposit Accounts and one or more Securities Accounts with such depositories and Securities Intermediaries as it in its sole discretion shall determine. Each such account (other than Working Fund Accounts) shall be in the name of the Administrative Agent (but may also have words referring to the Foamex or another Grantor and the account's purpose). Each Grantor agrees that each such account (other than Working Fund Accounts) shall be under the sole dominion and control of the Administrative Agent. The Administrative Agent shall be the entitlement holder with respect to each such Securities Account and the only Person authorized to give entitlement orders with respect thereto. No Grantor nor any other Loan Party or Person claiming on behalf of or through a Grantor or any other Loan Party shall have any right to demand payment of any of the funds held in any Payment Account at any time prior to the termination of all outstanding Letters of Credit (other than those Letters of Credit or related Credit Support for which Supporting Letters of Credit have been deposited with the Administrative Agent in accordance with and as required by Section 1.4(g) of the Credit Agreement) and the payment in full in cash of all then outstanding and payable monetary Obligations (including all unpaid principal, accrued and unpaid interest and any early termination or prepayment fees or penalties, but excluding any Contingent Obligations at Termination).

3.   ARTICLE REPRESENTATIONS AND WARRANTIES

     To induce the Lenders and the Administrative Agent to enter into the Credit Agreement, each Grantor hereby represents and warrants to the Administrative Agent, the Lenders and the other Secured Parties that:

3.1 Section Title; No Other Liens . Except for the Lien granted to the Administrative Agent pursuant to this Agreement and the other Liens permitted to exist on the Collateral under the Credit Agreement, such Grantor has good and marketable title to all the Collateral pledged by it hereunder, such Grantor is the record and beneficial owner of the Pledged Collateral pledged by it hereunder constituting Instruments or certificated securities, is the entitlement holder of all such Pledged Collateral constituting Investment Property held in any Securities Account (unless the Administrative Agent has otherwise been declared the entitlement holder of such Pledged Collateral pursuant to the terms of this Agreement) and owns and has rights in or the power to transfer each other item of Collateral in which a Lien is granted by it hereunder, free and clear of any and all Liens.

3.2 Section Perfection and Priority. The security interest granted pursuant to this Agreement (other than in (x) Proceeds, to the extent such a security interest may be perfected under the UCC only by possession and (y) Vehicles) will constitute a valid and continuing perfected security interest in favor of the Administrative Agent in the Collateral for which perfection is governed by the UCC or achieved by filing with the United States Copyright Office or the United States Patent and Trademark Office upon (i) the completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on such schedule, have been delivered to the Administrative Agent in completed and duly executed form), (ii) the delivery to the Administrative Agent of all Collateral consisting of Instruments and certificated securities, in each case properly endorsed for transfer to the Administrative Agent or in blank, (iii) the execution of Control Account Agreements substantially in the form of Annex 2 (with such changes as may be agreed to by the Administrative Agent) with respect to Investment Property not in certificated form, (iv) the execution of Lockbox Agreements with respect to all Deposit Accounts, (v) all appropriate filings having been made with the United States Copyright Office and the United States Patent and Trademark Office, (vi) compliance with applicable perfection requirements, if any, of the laws of jurisdictions other than the United States or Canada and (vii) with respect to any Letter of Credit Rights, the consent to the assignment of proceeds of the relevant letter of credit by the issuer or any nominated person in respect thereof, except to the extent that such Letter of Credit Right is a Supporting Obligation for any Collateral. Such security interest will be prior to all other Liens on the Collateral except as permitted under the Credit Agreement.

3.3 Section Jurisdiction of Organization; Chief Executive Office .

     On  the  date  hereof  such   Grantor's   jurisdiction   of   organization,
organizational identification number, if any, and the location of such Grantor's chief executive office or sole place of business are specified on Schedule 1.

     (a) Section Inventory and Equipment . On the date hereof, such Grantor's Inventory and Equipment (other than mobile goods and Inventory or Equipment in transit) are kept at the locations listed on Schedule 4.

     (b) All of the Inventory owned by such Grantor is and will be held for sale or lease, or to be furnished in connection with the rendition of services or constitute raw materials, work-in-process or materials used or consumed in the ordinary course of such Grantor's business, and is and will be fit for such purposes.

     (c) All of the Equipment owned by such Grantor is and will be used or held for use in such Grantor's business, and is and will be fit for such purposes, other than Equipment that is obsolete or no longer necessary to such Grantor's business.

3.4  Section Pledged Collateral.

     (a) The  Pledged  Stock,  Pledged  Partnership  Interests  and  Pledged LLC
Interests pledged hereunder by such Grantor are listed on Schedule 2 and constitute that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on Schedule 2. The Pledged Collateral constitutes all of the equity interests owned by such Grantor in any of the issuers listed on Schedule 2 or, in the case of Voting Stock or similar equity interests held by such Grantor in a Subsidiary not organized under the laws of a State within the United States (other than Foamex Canada), 65% of such Voting Stock or similar equity interests.

     (b) All of the Pledged Stock, Pledged Partnership Interests and Pledged LLC Interests have been duly and validly issued and, in the case of Pledged Stock, are fully paid and nonassessable.

     (c) Each of the Intercompany Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

     (d) All Pledged Collateral and, if applicable, any Additional Pledged Collateral, consisting of certificated securities or Instruments has been delivered to the Administrative Agent in accordance with Section 4.4(a).

     (e) All Pledged Collateral held by a Securities Intermediary in a Securities Account is in a Control Account. On the date hereof no Grantor is the Entitlement Holder with respect to any Securities Account.

     (f) Other than the Pledged Partnership Interests and the Pledged LLC Interests that constitute General Intangibles, there is no Pledged Collateral other than that represented by certificated securities or Instruments in the possession of the Administrative Agent or that consisting of Financial Assets held in a Control Account.

3.5  Section Accounts.

     (a) No amount payable to such Grantor under or in connection with any Account is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent, properly endorsed for transfer, to the extent delivery is required by Section 4.4. (b) With respect to such Grantor's Accounts, that: (i) each existing Account represents, and each future Account will represent, a bona fide sale or lease and delivery of goods by such Grantor, or rendition of services by such Grantor, in the ordinary course of such Grantor's business; (ii) each existing Account is, and each future Account will be, for a liquidated amount payable by the Account Debtor thereon on the terms set forth in the invoice therefor or in the schedule thereof delivered to the Administrative Agent, without any discount, offset, deduction, defense or counterclaim except those arising in the ordinary course of such Grantor's business and as reported to the Administrative Agent and the Lenders in Borrowing Base Certificates delivered in accordance with the Credit Agreement;
(iii) no payment will be received with respect to any Account of such Grantor, and no credit, discount or extension or agreement therefor will be granted on any Account of such Grantor, except those arising in the ordinary course of such Grantor's business and as reported to the Administrative Agent and the Lenders in Borrowing Base Certificates delivered in accordance with the Credit Agreement; (iv) each copy of an invoice delivered to the Administrative Agent by such Grantor will be a genuine copy of the original invoice sent to the Account Debtor named therein and (v) all goods described in any invoice representing a sale of goods will have been shipped to the Account Debtor and all services of such Grantor described in each invoice will have been performed. For the purposes of the foregoing representations and warranties, "Accounts" shall have the meaning ascribed thereto in clauses (i) and (ii) of Section 9-102(a)(2) of the UCC.

3.6 Section No Other Names . Except as set forth on Schedule 1, within the five-year period preceding the date hereof such Grantor has not had, or operated in any jurisdiction, under any trade name, fictitious name or other name other than its legal name.

3.7  Section Intellectual Property .

     (a) (i) Schedule 5 lists all Intellectual Property of such Grantor for which registrations have issued and/or applications for registration or issuance have been filed by such Grantor as of the date hereof, separately identifying that owned by such Grantor and that licensed to such Grantor; (ii) Schedule 5(a) lists all Significant Intellectual Property of such Grantor for which registrations have issued and/or applications for registration or issuance have been filed by such Grantor as of the date hereof, separately identifying that owned by such Grantor and that licensed to such Grantor.

     (b) On the date hereof, (i) to the knowledge of such Grantor, all Significant Intellectual Property owned by such Grantor that has been registered in or filed with the United

States Patent and Trademark Office or the United States Copyright Office, as applicable, is valid, subsisting, unexpired and enforceable, (ii) no Significant Intellectual Property owned by such Grantor has been adjudged invalid or has been adjudged abandoned and; (iii) to the knowledge of such Grantor, the use of its Significant Intellectual Property in the business of such Grantor does not infringe the intellectual property rights of any other Person.

     (c) Except as set forth in Schedule 5(a), on the date hereof, none of the Significant Intellectual Property owned by such Grantor is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

     (d) No holding, decision or judgment has been rendered by any Governmental Authority that would limit, cancel or question the validity of, or such Grantor's rights in, any Significant Intellectual Property.

     (e) Except as set forth on Schedule 5(a), no action or proceeding seeking to limit, cancel or question the validity of any Significant Intellectual Property owned by such Grantor or such Grantor's ownership interest therein is on the date hereof pending and, to the knowledge of such Grantor, no action or proceeding seeking to limit, cancel or question the validity of any Intellectual Property is threatened. Except as set forth on Schedule 5(a), there are no claims, judgments or settlements to be paid by such Grantor relating to the Significant Intellectual Property.

3.8 Section Deposit Accounts; Securities Accounts. The only Deposit Accounts or Securities Accounts maintained by any Grantor on the date hereof are those listed on Schedule 6, which sets forth such information separately for each Grantor.

3.9 Section Commercial Tort Claims. The only existing Commercial Tort Claims of any Grantor on the date hereof with a claim value of $500,000 or more are those listed on Schedule 7, which sets forth such information separately for each Grantor.

4.   ARTICLE COVENANTS

     As long as any of the Obligations (other than Contingent Obligations at Termination and Obligations in respect of Letters of Credit or Credit Support for which Supporting Letters of Credit have been deposited with the Administrative Agent in accordance with and as required by Section 1.4(g) of the Credit Agreement) remain outstanding, each Grantor agrees with the Administrative Agent that:

     4.1 Section Generally . Such Grantor shall (a) except for the security interest created by this Agreement, not create or suffer to exist any Lien upon or with respect to any of the Collateral, except Liens permitted under Section
7.20 of the Credit Agreement; (b) not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement, any other Loan Document, any Requirement of Law or any policy of insurance covering the Collateral; (c) not sell, transfer or assign (by operation of law or otherwise) any Collateral except as permitted under the Credit Agreement; (d) except for the Loan Documents, not enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any of the Collateral if such restriction would have a Material Adverse Effect; and (e) promptly notify the Administrative Agent of its entry into any agreement or assumption of undertaking that restricts the ability to sell, assign or transfer any of the Collateral regardless of whether or not it has a Material Adverse Effect. Notwithstanding clause (d) above, no item of Collateral consisting of Eligible Accounts or Eligible Inventory shall be subject to any agreement or assumption of undertaking that restricts the ability to sell, assign or transfer such Collateral.

4.2  Section Maintenance of Perfected Security Interest; Further Documentation.

     (a) Such Grantor will maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 3.2 and shall defend such security interest against the claims and demands of all Persons.

     (b) Such Grantor will furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

     (c) Each Grantor shall, at its expense, perform all steps requested by the Administrative Agent at any time to perfect, maintain, protect and enforce the Agent's Liens, including: (i) executing, delivering and/or filing and recording of the Mortgage(s), short form copyright security agreements, short form trademark security agreements, and short form patent security agreements and filing or authorizing the Administrative Agent to file financing or continuation statements, and amendments thereof, in form and substance reasonably satisfactory to the Administrative Agent; (ii) delivering to the Administrative Agent the originals of all Instruments, Documents and Chattel Paper of such Grantor, and all other Collateral which the Administrative Agent determines the Administrative Agent should have physical possession in order to perfect and protect the Administrative Agent's security interest therein, duly pledged, endorsed or assigned to the Administrative Agent without restriction; (iii) delivering to the Administrative Agent warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued and certificates of title covering any portion of the Collateral for which certificates of title have been issued; (iv) when an Event of Default has occurred and is continuing, transferring its Inventory to warehouses or other locations designated by the Administrative Agent; (v) placing notations on such Grantor's books of account to disclose the Administrative Agent's security interest; (vi) obtaining Lockbox Agreements and Control Account Agreements, in form and substance reasonably satisfactory to the Administrative Agent; (vii) assigning and delivering to the Administrative Agent all Supporting Obligations, including letters of credit on which such Grantor is named beneficiary with the written consent of the issuer thereof and (viii) taking such other steps as are deemed necessary or desirable by the Administrative Agent to maintain and protect the Agent's Liens. To the extent permitted by applicable law, the Administrative Agent may (and each Grantor hereby authorizes the Administrative Agent to) file, without the applicable Grantor's signature, one or more financing statements continuation statements or other documents and amendments thereto for the purpose of perfecting, confirming, continuing, enforcing or protecting the Agent's Liens. Each Grantor agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

     (d) From time to time, each Grantor shall, upon the request of the Administrative Agent, execute and deliver confirmatory written instruments pledging to the Administrative Agent the Collateral in which such Grantor has an interest, but a Grantor's failure to do so shall not affect or limit any security interest or any other rights of the Administrative Agent, or any Lender in and to the Collateral with respect to such Grantor. So long as the Credit Agreement is in effect and until all Obligations have been fully satisfied, the Agent's Liens shall continue in full force and effect in all Collateral (whether or not deemed eligible for the purpose of calculating the Availability of a Borrower or as the basis for any advance, loan, extension of credit or other financial accommodation).

4.3  Section Changes in Locations, Name, Etc.

     (a) Except upon 15 days' prior written notice to the Administrative Agent (other than for sub-clause (i) below, which sub-clause shall only require written notice any time prior to the change in location contemplated thereby) and delivery to the Administrative Agent of (i) all additional financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein and (ii) if applicable, a written supplement to Schedule 4 showing any additional location at which Inventory or Equipment shall be kept, such Grantor will not:

     (i) permit any of the Inventory or Equipment (other than Inventory or Equipment in transit) to be kept at a location other than those listed on
Schedule 4;

     (ii) change its jurisdiction of organization or the location of its chief executive office or sole place of business from that referred to in Section 3.3;

     (iii) change its name, identity or corporate structure to such an extent that any financing statement filed in connection with this Agreement would become misleading; or

     (iv) operate in any jurisdiction under any trade name, fictitious or other trade name other than its legal name or any of such names listed in Schedule 1.

     (b) Such Grantor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral consistent with past practice.

     (c) Without duplication of the requirements set forth in Section 5.2(o) and 5.2(p) of the Credit Agreement, whenever an Event of Default exists, each Grantor shall, at its expense and upon the request of the Administrative Agent, provide the Administrative Agent with appraisals or updates thereof of any or all of the Collateral in which such Grantor has an interest from an appraiser, and prepared on a basis, satisfactory to the Administrative Agent, such appraisals and updates to include, without limitation, information required by applicable law and regulation and by the internal policies of the Administrative Agent and the Lenders

4.4  Section Pledged Collateral.

     (a) Such Grantor will (i) deliver to the Administrative Agent, all certificates and Instruments representing or evidencing any Pledged Collateral (including Additional Pledged Collateral but excluding any Instrument or Chattel Paper that is excluded from the delivery requirements of Section 4.7), whether now existing or hereafter acquired, in suitable form for transfer by delivery or, as applicable, accompanied by such Grantor's endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Administrative Agent, together, in respect of any Additional Pledged Collateral, with a Pledge Amendment, duly executed by the Grantor, in substantially the form of Annex 3 (a "Pledge Amendment") or such other documentation reasonably acceptable to the Administrative Agent and (ii) maintain all other Pledged Collateral constituting Investment Property in a Control Account. Such Grantor authorizes the Administrative Agent to attach each Pledge Amendment to this Agreement. During the continuance of a Default, the Administrative Agent shall have the right, at any time in its discretion and without notice to the Grantor, to transfer to or to register in its name or in the name of its nominees any or all of the Pledged Collateral. The Administrative Agent shall have the right at any time to exchange certificates or instruments representing or evidencing any of the Pledged Collateral for certificates or instruments of smaller or larger denominations.

     (b) Except as provided in Article V, such Grantor shall be entitled to receive all cash dividends paid in respect of the Pledged Collateral (other than liquidating or distributing dividends or distributions in connection with a recapitalization or reclassification of capital) with respect to the Pledged Collateral. Any sums paid upon or in respect of any of the Pledged Collateral upon the liquidation or dissolution of any issuer of any of the Pledged Collateral, any distribution of capital made on or in respect of any of the Pledged Collateral or any property distributed upon or with respect to any of the Pledged Collateral pursuant to the recapitalization or reclassification of the capital of any issuer of Pledged Collateral or pursuant to the reorganization thereof shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional security for the Obligations. If any sums of money or property so paid or distributed in respect of any of the Pledged Collateral shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Administrative Agent, segregated from other funds of such Grantor, as additional security for the Obligations.

     (c) Except as provided in Article V, such Grantor will be entitled to exercise all voting, consent and corporate, partnership or limited liability company rights with respect to the Pledged Collateral; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by such Grantor which would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document or which would, without prior notice to the Administrative Agent, enable or permit any issuer of Pledged Collateral to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any issuer of Pledged Collateral.

     (d) Such Grantor shall not grant control over any Investment Property to any Person other than the Administrative Agent and, subject to the terms of the Senior Lenders Intercreditor Agreement, the Term Loan B Agent and, subject to the terms of the Senior Secured Note Intercreditor Agreement, the collateral agent under the Senior Secured Note Indenture.

     (e) In the case of each Grantor which is an issuer of Pledged Collateral, such Grantor agrees to be bound by the terms of this Agreement relating to the Pledged Collateral issued by it and will comply with such terms insofar as such terms are applicable to it. In the case of each Grantor which is a partner in a Partnership, such Grantor hereby consents to the extent required by the applicable Partnership Agreement to the pledge by each other Grantor, pursuant to the terms hereof, of the Pledged Partnership Interests in such Partnership and, during the continuance of a Default, to the transfer of such Pledged Partnership Interests to the Administrative Agent or its nominee and to the substitution of the Administrative Agent or its nominee as a substituted partner in such Partnership with all the rights, powers and duties of a general partner or a limited partner, as the case may be. In the case of each Grantor which is a member of an LLC, such Grantor hereby consents to the extent required by the applicable LLC Agreement to the pledge by each other Grantor, pursuant to the terms hereof, of the Pledged LLC Interests in such LLC and to the transfer of such Pledged LLC Interests to the Administrative Agent or its nominee and to the substitution of the Administrative Agent or its nominee as a substituted member of the LLC with all the rights, powers and duties of a member of the LLC in question.

     (f) Such Grantor will not agree to any amendment of an LLC Agreement or Partnership Agreement that in any way adversely affects the perfection of the security interest of the Administrative Agent in the Pledged Partnership Interests or Pledged LLC Interests pledged by such Grantor hereunder, including any amendment electing to treat the membership interest or partnership interest of such Grantor as a security under Section 8-103 of the UCC.

4.5  Section Control Accounts; Payment Accounts .

     (a) Until the Administrative Agent notifies a Grantor to the contrary, each Grantor shall make collection of all of its Accounts and other Collateral for the Administrative Agent, shall receive all payments as the Administrative Agent's trustee, and shall promptly (but in no event later than two (2) Business Days after receipt) deliver all payments in their original form duly endorsed in blank into a Payment Account established for the account of such Grantor at a Lockbox Bank acceptable to the Administrative Agent, subject (except for any Payment Accounts maintained by such Grantor at the Bank (other than the Deposit Accounts identified on

Schedule 6), in which case the provisions of Section 4.5(e) shall apply) to a Lockbox Agreement. On or prior to the date hereof, each Grantor that has Accounts shall establish a lock-box service for collections of its Accounts at Lockbox Banks acceptable to the Administrative Agent and (except for any lock-boxes maintained at the Bank (other than the Deposit Accounts identified on
Schedule 6), in which case the provisions of Section 4.5(e) shall apply) subject to a Lockbox Agreement and other documentation acceptable to the Administrative Agent. Each Grantor's invoices shall instruct all Account Debtors to make all payments directly to the address established for such service. If, notwithstanding such instructions, a Grantor receives any proceeds of Accounts, it shall receive such payments as the Administrative Agent's trustee, and shall promptly (but in no event later than two (2) Business Days after receipt) deliver such payments to the Administrative Agent in their original form duly endorsed in blank or deposit them into a Payment Account, as the Administrative Agent may direct. All collections received in any lock-box or Payment Account or directly by a Grantor or the Administrative Agent, and all funds in any Payment Account or other account to which such collections are deposited shall be subject to the Administrative Agent's sole control and withdrawals by the applicable Grantor shall not be permitted. Either the Administrative Agent's or the Administrative Agent's designee may, at any time after the occurrence of an Event of Default, notify Account Debtors of a Grantor that such Grantor's Accounts have been assigned to the Administrative Agent and of the Administrative Agent's security interest therein, and may collect them directly and the Administrative Agent shall charge the collection costs and expenses to the Loan Account of such Grantor as a Base Rate Revolving Loan. So long as an Event of Default has occurred and is continuing, each Grantor, at the request of the Administrative Agent, shall execute and deliver to the Administrative Agent such documents as the Administrative Agent shall require to grant the Administrative Agent access to any post office box in which collections of Accounts of such Grantor are received.

     (b) If sales of Inventory of a Grantor are made or services are rendered for cash, the applicable Grantor shall immediately deliver to the Administrative Agent or deposit into a Payment Account the cash which such Grantor receives; provided, that cash arising from sales to employees may be deposited into a Working Fund Account.

     (c) All collected funds received by the Administrative Agent at a bank account designated by it, will be the Administrative Agent's sole property for the benefit of the Secured Parties and will be credited to the Loan Account of the applicable Grantor.

     (d) In the event one or more of the Grantors repays all of the Obligations upon the termination of the Credit Agreement or upon acceleration of the Obligations, other than through the Administrative Agent's receipt of payments on account of the Accounts of any of the Grantors or proceeds of the other Collateral, such payment will be credited (conditioned upon final collection) to the applicable Grantor's Loan Account in accordance with the provisions of
Section 3.6 of the Credit Agreement.

     (e) With respect to each Payment Account and each lock-box of a Grantor maintained at the Bank, such Grantor hereby acknowledges and agrees as follows:

     (i) The Bank shall have exclusive ownership and control of such Payment Account or lock-box, as the case may be, and such Grantor has no right to exercise authority of any kind with respect to withdrawals from such Payment Account or lock-box or the funds deposited therein.

     (ii) With respect to any lock-box maintained at the Bank, such Grantor hereby authorizes the Bank to collect all monies, checks, instruments and other items of payment mailed to such lock-box and to deposit such monies, checks, instruments and other items of payment into an account designated by the Administrative Agent to be applied by the Administrative Agent to the Obligations in accordance with Section 3.8 of the Credit Agreement.

     (iii) With respect to any Payment Account maintained at the Bank, the Bank shall transfer at the close of each Business Day all of the available funds in such Payment Account to an account designated by the Administrative Agent to be applied by the Administrative Agent to the Obligations in accordance with
Section 3.8 of the Credit Agreement.

     (iv) Without limiting any rights of the Bank, the Administrative Agent or the Lenders under any of the other Loan Documents or applicable law, the Bank may offset and charge such Grantor's other accounts maintained with the Bank for any items deposited in such Payment Account or lock-box, as the case may be, which are returned for any reason or otherwise not collected, and may offset and charge such other accounts of such Grantor for all service charges, fees, expenses and other items normally chargeable to such Payment Account or lock-box, as applicable, including, but not limited to, the amount of items deposited in such Payment Account or lock-box which are returned for any reason or otherwise not collected.

     (v) Such Grantor agrees to pay all other fees and charges required to be paid with respect to such Payment Account or lock-box as set forth in any other agreement entered into by such Grantor and the Bank with respect thereto.

     (f) In the event (i) such Grantor or any Approved Securities Intermediary or Lockbox Bank shall, after the date hereof, terminate an agreement with respect to the maintenance of a Control Account or Payment Account, as the case may be, for any reason, (ii) the Administrative Agent shall demand such termination as a result of the failure of an Approved Securities Intermediary or Lockbox Bank to comply with the terms of the applicable Control Account Agreement or Lockbox Agreement, or (iii) the Administrative Agent determines in its sole discretion that the financial condition of an Approved Securities Intermediary or Lockbox Bank, as the case may be, has materially deteriorated, such Grantor agrees to notify all of its obligors that were making payments to such terminated Control Account or Payment Account, as the case may be, to make all future payments to another Control Account or Payment Account, as the case may be.

     (g) In no event shall the amount on deposit in any Working Fund Account that is not subject to a Lockbox Agreement exceed $10,000 at any one time; provided, however, that during the period of 120 days after the Closing Date, the amount on deposit in the Working Fund Account associated with the Pico Rivera facility may not exceed $50,000 at any one time.

4.6  Section Accounts.

     (a) Such Grantor will not, other than in the ordinary course of business when no Event of Default exists, (i) grant any extension of the time of payment of any Account, (ii) compromise or settle any Account for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Account, (iv) allow any credit or discount on any Account, (v) redate any invoice or sale or make sales on extended dating, or (vi) amend, supplement or modify any Account in any manner that could materially adversely affect the value thereof.

     (b) The Administrative Agent shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and such Grantor shall furnish all such assistance and information as the Administrative Agent may reasonably require in connection therewith.

     (c) No Grantor shall, except to the extent done in the ordinary course of its business and in accordance with sound business judgment (and provided that, if an Event of Default has occurred and be continuing, the Administrative Agent has not instructed such Grantor otherwise), accept any note or other instrument (except a check or other instrument for the immediate payment of money) with respect to any of its Accounts without the Administrative Agent's written consent. If the Administrative Agent consents to the acceptance of any such instrument, it shall be considered as evidence of the Account and not payment thereof and the Grantor will promptly deliver such instrument to the Administrative Agent endorsed by such Grantor to the Administrative Agent in a manner satisfactory in form and substance to the Administrative Agent. Regardless of the form of presentment, demand or notice of protest with respect thereto, the applicable Grantor shall remain liable thereon until such instrument is paid in full.

     (d) Each Grantor shall notify the Agent promptly of all disputes and claims in excess of $500,000 with any Account Debtor, and agrees to settle, contest or adjust such dispute or claim at no expense to the Administrative Agent or any Lender. Each Grantor shall send the Administrative Agent a copy of each credit memorandum in excess of $500,000 issued outside of the ordinary course of such Grantor's business as soon as issued, and such Grantor shall promptly report that credit on Borrowing Base Certificates submitted by it. The Administrative Agent may, at all times when an Event of Default exists hereunder, settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which the Administrative Agent or the Required Lenders, as applicable, shall consider advisable and, in all cases, the Administrative Agent will credit the applicable Grantor's Loan Account with the net amounts received by the Administrative Agent in payment of any such Grantor's Accounts.

     (e) If an Account Debtor returns any Inventory to a Grantor when no Event of Default exists, then such Grantor shall promptly determine the reason for such return and shall issue a credit memorandum to the Account Debtor in the appropriate amount. Each Grantor shall immediately report to the Administrative Agent any return involving an amount in excess of $500,000. Each such report shall indicate the reasons for the returns and the locations and condition of the returned Inventory. In the event any Account Debtor returns Inventory to a Grantor when an Event of Default exists, such Grantor, upon the request of the Administrative Agent, shall: (i) hold the returned Inventory in trust for the Administrative Agent; (ii) segregate all returned Inventory from all of its other property; (iii) dispose of the returned Inventory in the ordinary course of such Grantor's business or otherwise according to the Administrative Agent's written instructions; and (iv) not issue any credits or allowances with respect thereto without the Administrative Agent's prior written consent. All returned Inventory shall be subject to the Agent's Liens thereon.

4.7 Section Delivery of Instruments and Chattel Paper. If any amount in excess of $500,000 payable under or in connection with any of the Collateral owned by such Grantor shall be or become evidenced by an Instrument or Chattel Paper, such Grantor shall immediately deliver such Instrument or Chattel Paper to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, or, if consented to by the Administrative Agent, shall mark all such Instruments and Chattel Paper with the following legend: "This writing and the obligations evidenced or secured hereby are subject to the security interest of Bank of America, N.A., as Administrative Agent".

4.8  Section Intellectual Property .

     (a) Such Grantor (either itself or through licensees) will (i) continue to use each Trademark that is Significant Intellectual Property in order to maintain such Trademark in full force and effect with respect to each class of goods for which such Trademark is currently used, free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) if required by applicable Requirements of Law, use such Trademark with notices of registration and all other notices and legends, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent shall obtain a perfected security interest in such mark pursuant to this Agreement and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way or to destroy or otherwise tarnish the goodwill associated with any Trademark. Notwithstanding the foregoing, nothing herein contained shall prohibit such Grantor from causing or permitting expiration, abandonment or invalidation of any of the Intellectual Property or failing to renew, abandoning or permitting to expire any applications or registrations for any of the Intellectual Property, if, in such Grantor's reasonable good faith judgment, there is a reasonable and valid business reason for taking or omitting to take such action; provided, however, in the case of Significant Intellectual Property, the prior consent of the Administrative Agent shall be obtained prior to taking or omitting to take such action, and such consent shall not be unreasonably delayed or withheld.

     (b) Such Grantor (either itself or through licensees) will not do any act, or omit to do any act whereby any Patent which is Significant Intellectual Property may become forfeited, abandoned or dedicated to the public, without the prior consent of the Administrative Agent, which consent shall not be unreasonably delayed or withheld.

     (c) Such Grantor (either itself or through licensees) (i) will not (and will not permit any licensee or sublicensee thereof to) do any act, or omit to do any act, whereby any portion of the Copyrights which is Significant Intellectual Property may become invalidated or otherwise impaired and (ii) will not (either itself or through licensees) do any act whereby any portion of the Copyrights which is Significant Intellectual Property may fall into the public domain, without the prior consent of the Administrative Agent, which consent shall not be unreasonably delayed or withheld.

     (d) Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any trade secret which is Significant Intellectual Property may become publicly available or otherwise unprotectable, without the prior consent of the Administrative Agent, which consent shall not be unreasonably delayed or withheld.

     (e) Such Grantor (either itself or through licensees) will not do any act that knowingly uses any Significant Intellectual Property to infringe the intellectual property rights of any other Person, without the prior consent of the Administrative Agent, which consent shall not be unreasonably delayed or withheld.

     (f) Such Grantor will notify the Administrative Agent immediately if it knows, or has reason to know, that any application or registration relating to any Significant Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor's ownership of, right to use, interest in, or the validity of, any Significant Intellectual Property or such Grantor's right to register the same or to own and maintain the same.

     (g) Whenever such Grantor, either by itself or through any agent, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency within or outside the United States or files a statement of use with respect to any "intent-to-use" based application for a Trademark, such Grantor shall report such filing to the Administrative Agent within five Business Days of such filing. Upon request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may request to evidence the Administrative Agent's security interest in any United States Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

     (h) Such Grantor will take all reasonable actions necessary or requested by the Administrative Agent, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of any Copyright, Trademark or Patent that is Significant Intellectual Property, including filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition and interference and cancellation proceedings unless such Grantor obtains the prior consent of the Administrative Agent to not take such actions, such consent not be unreasonably withheld.

     (i) In the event that such Grantor has knowledge that any Significant Intellectual Property is infringed upon or misappropriated or diluted by a third party, such Grantor shall notify the Administrative Agent promptly after such Grantor learns thereof. Such Grantor shall take appropriate action in response to such infringement, misappropriation or dilution, including promptly bringing suit for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation of dilution, and shall take such other actions may be appropriate in its reasonable judgment under the circumstances to protect such Significant Intellectual Property.

     (j) Unless otherwise agreed to by the Administrative Agent, such Grantor will execute and deliver to the Administrative Agent for filing in (i) the United States Copyright Office a short-form copyright security agreement in the form attached hereto as Annex 5, (ii) in the United States Patent and Trademark Office a short-form patent security agreement in the form attached hereto as Annex 6 and (iii) the United States Patent and Trademark Office a short-form trademark security agreement in form attached hereto as Annex 7.

4.9 Section Vehicles. Upon the reasonable request of the Administrative Agent, within 45 days after the date of such request and, with respect to any Vehicles acquired by such Grantor subsequent to the date of any such request, within 45 days after the date of acquisition thereof, such Grantor shall file all applications for certificates of title/ownership indicating the Administrative Agent's first priority security interest in the Vehicle covered by such certificate, and any other necessary documentation, in each office in each jurisdiction which the Administrative Agent shall deem advisable to perfect its security interests in the Vehicles.

4.10 Section Payment of Obligations. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies (other than maintenance payments for Patents, to the extent that such Grantor is permitted to abandon such Patent in accordance with the terms of the Loan Documents) imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including claims for labor, materials and supplies) against or with respect to the Collateral, except that, so long as such Grantor has notified the Administrative Agent in writing, no such tax, assessment, charge or levy need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings diligently pursued, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and the nonpayment of which does not result in the imposition of a lien (other than Permitted Liens).

4.11 Section Special Property. Each Grantor shall from time to time at the request of the Administrative Agent give written notice to the Administrative Agent identifying in reasonable detail the Special Property (and stating in such notice that such Special Property constitutes "Excluded Property") and shall provide to the Administrative Agent such other information regarding the Special Property as the Administrative Agent may reasonably request and, from and after the Closing Date, no Grantor shall permit to become effective in any document creating, governing or providing for any permit, lease or license, a provision that would prohibit the creation of a Lien on such permit, lease, license or equipment in favor of the Administrative Agent unless such Grantor believes, in its reasonable judgment, that such prohibition is usual and customary in transactions of such type.

4.12 Section Commercial Tort Claims. Such Grantor agrees that, if it shall acquire any interest in any Commercial Tort Claim with a claim value of $500,000 or more (whether from another Person or because such Commercial Tort Claim shall have come into existence), (i) such Grantor shall promptly deliver to the Administrative Agent, in each case in form and substance reasonably satisfactory to the Administrative Agent, a notice of the existence and nature of such Commercial Tort Claim and deliver a supplement to Schedule 7 containing a specific description of such Commercial Tort Claim, (ii) the provision of
Section 2.1 (Collateral) shall apply to such Commercial Tort Claim and (iii) such Grantor shall execute and deliver to the Administrative Agent, in each case in form and substance reasonably satisfactory to the Administrative Agent, any certificate, agreement and other document, and take all other action, deemed by the Administrative Agent to be necessary or appropriate for the Administrative Agent to obtain, on behalf of the Secured Parties, a first-priority, perfected security interest in all such Commercial Tort Claims. Any supplement to Schedule 7 delivered pursuant to this Section 4.12 shall become part of Schedule 7 for all purposes hereunder.

4.13 Section Inventory; Perpetual Inventory .

     (a) Each Grantor will keep its Inventory in good and marketable condition, except for damaged or defective goods arising in the ordinary course of such Grantor's business. Each Grantor will not, without the prior written consent of the Administrative Agent, acquire or accept any Inventory on consignment, other than in the ordinary course of its business, or approval. Each Grantor agrees that all Inventory accepted on consignment (i) will be segregated from Inventory owned by such Grantor and (ii) will not be included as Inventory in such Grantor's books and records. Each Grantor agrees that all Inventory produced by such Grantor in the United States of America will be produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations, and orders thereunder. Each Grantor will conduct a physical count of its Inventory no less frequently than once each fiscal month if such Inventory is located at a site at which such Grantor has not implemented a perpetual Inventory system that is satisfactory to the Administrative Agent in its reasonable discretion. Each Grantor will not, without the Administrative Agent's written consent, sell any of its Inventory on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment or other repurchase or return basis.

     (b) In connection with all Inventory of a Grantor financed by Letters of Credit, such Grantor will, at the Administrative Agent's request, instruct all suppliers, carriers, forwarders, customs brokers, warehouses or others receiving or holding cash, checks, Inventory, Documents or Instruments of such Grantor in which the Administrative Agent holds a security interest to deliver them to the Administrative Agent and/or subject to the Administrative Agent's order, and if they shall come into such Grantor's possession, to deliver them, upon request, to the Administrative Agent in their original form. Each Grantor shall also, at the Administrative Agent's request, designate the Administrative Agent as the consignee on all bills of lading and other negotiable and non-negotiable documents of such Grantor.

4.14 Section Equipment.

     (a) Each Grantor shall keep and maintain in all material respects all of its Equipment necessary and useful in the conduct of its business, in good operating condition and repair (ordinary wear and tear excepted) and shall make all necessary replacements thereof.

     (b) Each Grantor shall promptly inform the Administrative Agent of (i) any material additions to its Equipment having a book value in excess of $1,000,000 and (ii) any material deletions from its Equipment having a book value in excess of $500,000. No Grantor shall permit any of its Equipment to become a fixture with respect to real property or to become an accession with respect to other personal property with respect to which real or personal property the Administrative Agent does not have a Lien (other than in connection with the maintenance or repair of such property in the ordinary course of such Grantor's business). No Grantor will, without the Administrative Agent's prior written consent, willingly alter or remove any identifying symbol or number on any of such Grantor's Equipment constituting Collateral.

     (c) Except as permitted by the Credit Agreement, no Grantor shall, without the Administrative Agent's prior written consent, sell, lease as a lessor, or otherwise dispose of any of such Grantor's Equipment.

5.   ARTICLE REMEDIAL PROVISIONS

5.1  Section Code and Other Remedies.

     (a) During the continuance of an Event of Default, the Administrative Agent may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived to the extent permitted by applicable law), may forthwith enter upon the premises of such Grantor where any Collateral is located through self help, without judicial process, without first obtaining a final judgment or giving such Grantor or any other Person notice and opportunity for a hearing on the Administrative Agent's claim or action and may collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Administrative Agent and the Lenders the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Such sales may be adjourned and continued from time to time with or without notice. The Administrative Agent shall have the right to conduct such sales on any Grantor's premises or elsewhere and shall have the right to use any Grantor's premises without charge for such time or times as the Administrative Agent deems necessary or advisable.

     (b) Each Grantor further agrees, at the Administrative Agent's request during an Event of Default, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor's premises or elsewhere. Until the Administrative Agent is able to effect a sale, lease or other disposition of the Collateral, the Administrative Agent shall have the right to hold or use the Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving the Collateral or its value or for any other purposed deemed appropriate by the Administrative Agent. The Administrative Agent shall have no obligation to any Grantor to maintain or preserve the rights of such Grantor as against third parties with respect to the Collateral in which it granted a security interest hereunder to the Administrative Agent while such Collateral is in the possession of the Administrative Agent. The Administrative Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of any of the Collateral and to enforce any of the Administrative Agent's remedies (for the benefit of the Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment. The Administrative Agent shall, to the extent consistent with the terms of the Intercreditor Agreements, apply the net proceeds of any action taken by it pursuant to this Section 5.1, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and any other Secured Parties hereunder, including reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Credit Agreement shall prescribe, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any other Secured Party arising out of the exercise by them of any rights hereunder, except to the extent arising out of the gross negligence or willful misconduct of the Administrative Agent or such other Secured Party. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

     (c) Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral. Without limiting any of the foregoing, each Grantor, to the maximum extent not prohibited by applicable law, hereby (i) agrees that it will not invoke, claim or assert the benefit of any rule of law or statute now or hereafter in effect (including, without limitation, any right to prior notice or judicial hearing in connection with the Administrative Agent's possession, custody or disposition of any Collateral or any appraisal, valuation, stay, extension, moratorium or redemption law), or take or omit to take any other action, that would or could reasonably be expected to have the effect of delaying, impeding or preventing the exercise of any rights and remedies in respect of the Collateral, the absolute sale of any of the Collateral or the possession thereof by any purchaser at any sale thereof, and waives the benefit of all such laws and further agrees that it will not hinder, delay or impede the execution of any power granted hereunder to the Administrative Agent, but that it will permit the execution of every such power as though no such laws were in effect, (ii) waives all rights that it has or may have under any rule of law or statute now existing or hereafter adopted to require the Administrative Agent to marshal any Collateral or other assets in favor of such Grantor or any other party or against or in payment of any or all of the Obligations, and (iii) waives all rights that it has or may have under any rule of law or statute now existing or hereafter adopted to require the Administrative Agent to pursue any third party for any of the Obligations.

     (d) For the sole purpose of enabling the Administrative Agent to exercise rights and remedies under Article V hereof (including, without limiting the terms of Article V hereof, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of Collateral) at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Administrative Agent, for the benefit of the Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

5.2  Section  The  Administrative   Agent's  and  Lenders'  Rights,  Duties  and
     Liabilities.

     (a) Each Grantor assumes all responsibility and liability arising from or relating to the use, sale or other disposition of the Collateral. The Obligations shall not be affected by any failure of the Administrative Agent or any Lender to take any steps to perfect the Agent's Liens or to collect or realize upon any of the Collateral, nor shall loss of or damage to any of the Collateral release any Grantor from any of the Obligations. Following the occurrence and during the continuation of an Event of Default, the Administrative Agent may (but shall not be required to), and at the direction of the Required Lenders shall, without notice to or consent from any of the Grantors, sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of the Grantors for the Obligations or under the Credit Agreement or any other agreement now or hereafter existing between the Administrative Agent and/or any Lender and any Grantor.

     (b) At the Administrative Agent's request, during the continuance of an Event of Default, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts or payments in respect of General Intangibles, including all original orders, invoices and shipping receipts.

     (c) The Administrative Agent may, without notice, at any time during the continuance of an Event of Default, limit or terminate the authority of a Grantor to collect its Accounts or amounts due under General Intangibles or any thereof.

     (d) The Administrative Agent may at any time (whether or not an Event of Default has occurred), verify, to the Administrative Agent's satisfaction, the existence, amount and terms of any Accounts, Contracts, Instruments or Chattel Paper of a Grantor, by mail, telephone or otherwise, in the name of a nominee of the Administrative Agent or, during the continuance of an Event of Default, in the Administrative Agent's own name; provided, however, prior to making any telephonic verifications, the Administrative Agent shall give notice thereof to the applicable Grantor and such Grantor, at its option, may participate in such telephonic verifications. If an Event of Default shall have occurred and be continuing, each Grantor, at its own expense, shall cause the independent certified public accountants then engaged by such Grantor or such other Person acceptable to the Administrative Agent to prepare and deliver to the Administrative Agent at any time and from time to time promptly upon the request of the Administrative Agent the following reports with respect to such Grantor:
(i) a reconciliation of all Accounts of such Grantor; (ii) an aging of all Accounts of such Grantor; (iii) trial balances; and (iv) a test verification of such Accounts of such Grantor as the Administrative Agent's may request. Each Grantor, at its own expense, shall deliver to the Administrative Agent the results of each physical verification, if any, which such Grantor may in its discretion have made, or caused any other Person to have made on its behalf, of all or any portion of its Inventory.

     (e) The Administrative Agent may at any time after an Event of Default shall have occurred and be continuing, without prior notice to the applicable Grantor, notify Account Debtors, parties to the Contracts of such Grantor and obligors in respect of Instruments and Chattel Paper of such Grantor, that the Accounts of such Grantor and the right, title and interest of such Grantor in and under such Contracts, Instruments and Chattel Paper have been assigned to the Administrative Agent, and that payments shall be made directly to the Administrative Agent, for the benefit of the Secured Parties. Upon the request of the Administrative Agent while an Event of Default has occurred and is continuing, a Grantor shall so notify Account Debtors, parties to Contracts of such Grantor and obligors in respect of Instruments and Chattel Paper of such Grantor.

     (f) It is expressly agreed by each Grantor that, anything herein to the contrary notwithstanding, such Grantor shall remain liable under each of its leases, agreements, contracts and licenses (each a "Contract" and collectively, the "Contracts") to observe and perform all the conditions and obligations to be observed and performed by it thereunder. Each Grantor further agrees to enforce the terms and provisions of its Contracts in accordance with their terms, and not to waive, amend or modify any provision thereof in any manner other than in the ordinary course of business of such Grantor in accordance with past practices and for a valid economic reason benefitting such Grantor (provided that in no event may any waiver, amendment or modification be made that could reasonably be expected to have a Material Adverse Effect). At the request of the Administrative Agent, a Grantor will make available for the Administrative Agent's review copies of each material Contract to which it is a party and each material amendment or modification thereof to the Administrative Agent promptly upon the execution and delivery thereof. None of the Administrative Agent or any Lender shall have any obligation or liability under any Contract by reason of or arising out of this Agreement or the granting herein of a Lien thereon or the receipt by the Administrative Agent or any Lender of any payment relating to any Contract pursuant hereto. None of the Administrative Agent or any Lender shall be required or obligated in any manner to perform or fulfill any of the obligations of a Grantor under or pursuant to any Contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

5.3  Section Pledged Collateral.

     (a) During the continuance of an Event of Default, upon notice by the Administrative Agent to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all Proceeds of the Pledged Collateral and make application thereof to the Obligations in the order set forth in the Credit Agreement and in accordance with the terms of the Intercreditor Agreements, and (ii) to the extent applicable with respect to the particular Pledged Collateral, the Administrative Agent or its nominee may exercise (A) all voting, consent, corporate and other rights pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate, partnership or limited liability company structure of any issuer of Pledged Collateral, the right to deposit and deliver any and all of the Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

     (b) In order to permit the Administrative Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder, (i) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Administrative Agent all such proxies, dividend payment orders and other instruments as the Administrative Agent may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, such Grantor hereby grants to the Administrative Agent an irrevocable proxy to vote all or any part of such Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of such Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any such Pledged Collateral on the record books of the issuer thereof) by any other person (including the issuer of such Pledged Collateral or any officer or agent thereof) during the continuance of an Event of Default and which proxy shall only terminate upon the payment in full of the Obligations.

     (c) Each Grantor hereby expressly authorizes and instructs each issuer of any Pledged Collateral pledged hereunder by such Grantor to (i) comply with any instruction received by it from the Administrative Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that such issuer shall be fully protected in so complying and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Collateral directly to the Administrative Agent.

5.4  Section  Proceeds to be Turned Over To  Administrative  Agent. All Proceeds
received by the Administrative Agent hereunder shall be held by the Administrative Agent in any deposit account as the Administrative Agent shall reasonably deem necessary to establish. All Proceeds while held by the Administrative Agent in (or by such Grantor in trust for the Administrative Agent) shall continue to be held as collateral security for the Obligations and shall not constitute payment thereof until applied as provided in the Credit Agreement and in accordance with the Intercreditor Agreements.

5.5  Section Registration Rights.

     (a) If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Collateral, other than the Pledged Notes, pursuant to Section 5.1, and if in the opinion of the Administrative Agent it is necessary or advisable to have such Pledged Collateral, or any portion thereof to be registered under the provisions of the Securities Act, the relevant Grantor will cause the issuer thereof to (i) execute and deliver, and cause the directors and officers of such issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register such Pledged Collateral, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of such Pledged Collateral, or that portion thereof to be sold and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Administrative Agent shall reasonably designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of
Section 11(a) of the Securities Act.

     (b) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all such Pledged Collateral by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise or may determine that a public sale is impracticable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of such Pledged Collateral for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such issuer would agree to do so.

     (c) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of such Pledged Collateral pursuant to this Section 5.5 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 5.5 will cause irreparable injury to the Administrative Agent and other Secured Parties, that the Administrative Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.5 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants (to the extent permitted by applicable law) except for a defense that no Event of Default has occurred under the Credit Agreement or that the Obligations have been paid in full.

5.6 Section Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any other Secured Party to collect such deficiency.

6.   ARTICLE THE ADMINISTRATIVE AGENT

6.1  Section Administrative Agent's Appointment as Attorney-in-Fact .

     (a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

     (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account or General Intangible or with respect to any other Collateral and so long as any Event of Default has occurred and is continuing, file any claim or take any other action or proceeding in any court of law or equity or otherwise reasonably deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Account or General Intangible or with respect to any other Collateral whenever payable;

     (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent's security interest in such Intellectual Property and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby;

     (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

     (iv) execute, in connection with any sale provided for in Section 5.1 or 5.5, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

     (v) (A) so long as any Event of Default has occurred and is continuing, direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (B) so long as any Event of Default has occurred and is continuing, ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) so long as any Event of Default has occurred and is continuing, commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (E) so long as any Event of Default has occurred and is continuing, defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (F) so long as any Event of Default has occurred and is continuing, settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (G) so long as any Event of Default has occurred and is continuing, assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine, including without limitation the execution and filing of any documents necessary to effectuate and/or record such assignment; (H) so long as any Event of Default has occurred and is continuing, to notify the post-office authorities to change the address for delivery of such Grantor's mail to an address designated by the Administrative Agent and to receive and open all mail addressed to such Grantor and deal with any such mail relating to Collateral in a manner that the Administrative Agent deems appropriate (and, upon the written request of such Grantor, the Administrative Agent shall provide to such Grantor copies of any material mail relating to the Collateral) and return other mail to such Grantor; and (I) so long as any Event of Default has occurred and is continuing, generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent's and the other Secured Parties' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

     (b) The Administrative Agent may, in the discretion of the Administrative Agent, and shall, at the direction of the Required Lenders, pay any amount or do any act required of a Grantor hereunder or under any other Loan Document in order to preserve, protect, maintain or enforce the Obligations, the Collateral or the Agent's Liens therein, and which a Grantor fails to pay or do, including payment of any judgment against a Grantor, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord's or bailee's claim and any other Lien upon or with respect to any of the Collateral. Any payment made or other action taken by the Administrative Agent under this Section 6.1 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed thereafter as herein provided.

     (c) The reasonable expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 6.1, shall be charged to the applicable Grantor's Loan Account as a Base Rate Revolving Loan.

     (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

6.2 Section Duty of Administrative Agent. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent hereunder are solely to protect the Administrative Agent's interest in the Collateral and shall not impose any duty upon the Administrative Agent or any other Secured Party to exercise any such powers. The Administrative Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

6.3 Section Financing Statements. Each Grantor authorizes the Administrative Agent to file or record financing statements (including continuations thereof and any new financing statement containing a description of the Collateral granted hereunder as "all assets") and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

6.4 Section Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

7.   ARTICLE MISCELLANEOUS

7.1 Section Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 11.1 of the Credit Agreement and the Intercreditor Agreement.

7.2 Section Notices. All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 14.8 of the Credit Agreement; provided, however, that any such notice, request or demand to or upon any Grantor not party to the Credit Agreement shall be addressed to such Grantor in care of Foamex at the address for Foamex referred to in Section 14.8 of the Credit Agreement.

7.3 Section No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

7.4 Section Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent and each other Secured Party and their successors and assigns; provided, however, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

7.5 Section Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same agreement.

7.6 Section Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.7 Section Section Headings. The Article and Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not part of the agreement of the parties hereto.

7.8 Section Entire Agreement. This Agreement together with the other Loan Documents represents the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.

     (a) Section Governing Law; Waiver of Jury Trial . EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH GRANTOR HEREBY CONSENTS AND AGREES THAT THE COURTS OF THE STATE OF NEW YORK, OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN ANY GRANTOR, THE ADMINISTRATIVE AGENT AND THE LENDERS PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, PROVIDED, THAT THE ADMINISTRATIVE AGENT, THE LENDERS AND THE GRANTORS ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY OR THE SOUTHERN DISTRICT OF NEW YORK, AND, PROVIDED, FURTHER, NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE
ADMINISTRATIVE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE ADMINISTRATIVE AGENT. EACH GRANTOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH GRANTOR HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY
CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH GRANTOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED

OR CERTIFIED  MAIL ADDRESSED TO SUCH GRANTOR AT THE ADDRESS SET FORTH IN SECTION
14.8 OF THE CREDIT AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

     (b) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT DISPUTES ARISING HEREUNDER OR RELATING HERETO BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG THE ADMINISTRATIVE AGENT, THE LENDERS AND ANY GRANTOR ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO


7.9 Section Additional Grantors. If, pursuant to Section 7.22 of the Credit Agreement, the Borrowers shall be required to cause any Subsidiary that is not a Grantor to become a Grantor hereunder, such Subsidiary shall execute and deliver to the Administrative Agent a Joinder Agreement in the form of Annex 4 and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Grantor party hereto on the Closing Date.

7.10 Section Release of Collateral.

     (a) At the time provided in Section 12.11(a)(i) of the Credit Agreement, the Collateral shall be released from the Lien created hereby and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral of such Grantor held by the Administrative Agent hereunder and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

     (b) If any of the Collateral shall be sold or disposed of by any Grantor in a transaction permitted by the Credit Agreement, the Collateral so sold or disposed of shall be released from the Lien created hereby to the extent provided in Section 12.11(a)(ii) of the Credit

Agreement and, in connection therewith, the Administrative Agent, at the request and sole expense of the applicable Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Lien created hereby on such Collateral. At the request and sole expense of the Borrowers, a Grantor shall be released from its obligations hereunder and the Lien granted by such Grantor pursuant to the terms of this Agreement on the Collateral shall be released in the event that all the capital stock of such Grantor shall be so sold or disposed; provided, however, that the Grantors shall have delivered to the Administrative Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Grantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by Foamex stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

7.11 Section Reinstatement. Each Grantor further agrees that, if any payment made by any Loan Party or other Person and applied to the Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by any Secured Party to such Loan Party, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender, such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of any Grantor in respect of the amount of such payment.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, each of the undersigned has caused this Pledge and Security Agreement to be duly executed and delivered as of the date first above written.


                                 FOAMEX L.P.

                                 By:  FMXI, Inc., its Managing General
                                      Partner

                                      By:    /s/ George L. Karpinski
                                             ---------------------------
                                      Title: Vice President
                                             ---------------------------


                                 FMXI, INC.

                                 By:    /s/ George L. Karpinski
                                        ---------------------------
                                 Title: Vice President
                                        ---------------------------

                                 FOAMEX INTERNATIONAL INC.

                                 By:    /s/ George L. Karpinski
                                        ---------------------------
                                 Title: Senior Vice President
                                        ---------------------------


                                 FOAMEX CAPITAL CORPORATION

                                 By:    /s/ George L. Karpinski
                                        ---------------------------
                                 Title: Vice President
                                        ---------------------------


                                 FOAMEX LATIN AMERICA, INC.

                                 By:    /s/ George L. Karpinski
                                        ---------------------------
                                 Title: Vice President
                                        ---------------------------


                                 FOAMEX MEXICO, INC.

                                 By:    /s/ George L. Karpinski
                                        ---------------------------
                                 Title: Vice President
                                        ---------------------------


                                 FOAMEX MEXICO II, INC.


                                 By:    /s/ George L. Karpinski
                                        ---------------------------
                                 Title: Vice President
                                        ---------------------------

                                 FOAMEX ASIA, INC.
                                 By:    /s/ George L. Karpinski
                                        ---------------------------
                                 Title: Vice President
                                        ---------------------------


                                 FOAMEX CARPET CUSHION LLC

                                 By:    /s/ George L. Karpinski
                                        ---------------------------
                                 Title: Vice President
                                        ---------------------------

ACCEPTED AND AGREED:

BANK OF AMERICA, N.A., as Administrative Agent

By:  /s/ William J. Wilson
     --------------------------------------------
     Name:  William J. Wilson
     Title: Vice President


                               TABLE OF CONTENTS

                                                                                                               Page

ARTICLE I.           DEFINED TERMS................................................................................1
                  Section 1.1       Definitions...................................................................1
                  Section 1.2       Certain Other Terms...........................................................6


ARTICLE II.          GRANT OF SECURITY INTEREST...................................................................7
                  Section 2.1       Collateral....................................................................7
                  Section 2.2       Grant of Security Interest in Collateral......................................8
                  Section 2.3       Accounts......................................................................9

ARTICLE III.         REPRESENTATIONS AND WARRANTIES..............................................................10
                  Section 3.1       Title; No Other Liens........................................................10
                  Section 3.3       Jurisdiction of Organization; Chief Executive Office.........................10
                  Section 3.4       Inventory and Equipment......................................................11
                  Section 3.5       Pledged Collateral...........................................................11
                  Section 3.6       Accounts.....................................................................12
                  Section 3.7       No Other Names...............................................................12
                  Section 3.8       Intellectual Property........................................................12
                  Section 3.9       Deposit Accounts; Securities Accounts........................................13
                  Section 3.10      Commercial Tort Claims.......................................................13

ARTICLE IV.          COVENANTS...................................................................................13
                  Section 4.1       Generally....................................................................13
                  Section 4.2       Maintenance of Perfected Security Interest; Further Documentation............14
                  Section 4.3       Changes in Locations, Name, Etc..............................................15
                  Section 4.4       Pledged Collateral...........................................................16
                  Section 4.5       Control Accounts; Payment Accounts...........................................17
                  Section 4.6       Accounts.....................................................................20
                  Section 4.7       Delivery of Instruments and Chattel Paper....................................21
                  Section 4.8       Intellectual Property........................................................21
                  Section 4.9       Vehicles.....................................................................23
                  Section 4.10      Payment of Obligations.......................................................23
                  Section 4.11      Special Property.............................................................23
                  Section 4.12      Commercial Tort Claims.......................................................24
                  Section 4.13      Inventory; Perpetual Inventory...............................................24

                                       i

                                TABLE OF CONTENTS
                                   (continued)


                  Section 4.14      Equipment....................................................................25

ARTICLE V.           REMEDIAL PROVISIONS.........................................................................25
                  Section 5.1       Code and Other Remedies......................................................25
                  Section 5.2       The Administrative Agent's and Lenders' Rights,
                                      Duties and Liabilities.....................................................27
                  Section 5.3       Pledged Collateral...........................................................29
                  Section 5.4       Proceeds to be Turned Over To Administrative Agent...........................30
                  Section 5.5       Registration Rights..........................................................30
                  Section 5.6       Deficiency...................................................................31

ARTICLE VI.          THE ADMINISTRATIVE AGENT....................................................................32
                  Section 6.1       Administrative Agent's Appointment as
                                      Attorney-in-Fact...........................................................32
                  Section 6.2       Duty of Administrative Agent.................................................34
                  Section 6.3       Financing Statements.........................................................34
                  Section 6.4       Authority of Administrative Agent............................................34

ARTICLE VII.         MISCELLANEOUS...............................................................................35
                  Section 7.1       Amendments in Writing........................................................35
                  Section 7.2       Notices......................................................................35
                  Section 7.3       No Waiver by Course of Conduct; Cumulative
                                      Remedies...................................................................35
                  Section 7.4       Successors and Assigns.......................................................35
                  Section 7.5       Counterparts.................................................................35
                  Section 7.6       Severability.................................................................35
                  Section 7.7       Section Headings.............................................................36
                  Section 7.8       Entire Agreement.............................................................36
                  Section 7.9       Governing Law; Waiver of Jury Trial..........................................36
                  Section 7.10      Additional Grantors..........................................................37
                  Section 7.11      Release of Collateral........................................................37
                  Section 7.12      Reinstatement................................................................38

                                       ii



                                TABLE OF CONTENTS
                                   (continued)
ANNEXES AND SCHEDULES

Annex 1           Lockbox Agreement
Annex 2           Control Account Agreement
Annex 3           Pledge Agreement
Annex 4           Joinder Agreement
Annex 5           Short Form Copyright Security Agreement
Annex 6           Short Form Patent Security Agreement
Annex 7           Short Form Trademark Security Agreement

Schedule 1        State of Incorporation; Principal Executive Office
Schedule 2        Pledged Collateral
Schedule 3        Filings
Schedule 4        Location of Inventory and Equipment
Schedule 5        Intellectual Property
Schedule 6        Bank Accounts; Control Accounts
Schedule 7        Commercial Tort Claims